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                                                               EXHIBIT (m)(3)(c)



                                  SCHEDULE A-6
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN
                             EFFECTIVE: MAY 1, 2000

                         Name of Fund Adopting this Plan
                         -------------------------------

                 Eaton Vance Tax-Managed Young Shareholder Fund